Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Avenue
Washington, DC    20549

May 14, 2002

Dear Sir/Madam:

We have read Part II, Item 5 included in the Form 10-Q dated May 14, 2002 of Miller Exploration Company (Commission File Number 0-23431) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

By:	/s/ Arthur Andersen LLP
Arthur Andersen LLP

cc:    Deanna L. Cannon, Chief Financial Officer and Corporate Secretary

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